Exhibit 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is entered into on September 5, 2026, by and among Meshflow Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Meshflow Acquisition Corp., a Cayman Islands exempted company (“Meshflow”), certain shareholders of Meshflow set forth on Schedule A hereto (together with the Sponsor, collectively, the “SPAC Insiders”), Leyte Parent, Inc., a Delaware corporation (“Pubco”), and HGP Intelligent Energy, LLC, a Wyoming limited liability company (“HGP”). The SPAC Insiders, Meshflow, Pubco and HGP are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.” Certain terms used in this Agreement have the applicable meanings ascribed to them in Section 3.1.

RECITALS

WHEREAS, contemporaneously with the Parties’ execution and delivery of this Agreement, Meshflow, Pubco, HGP, Leyte Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco, and Leyte Merger Sub II, LLC, a Wyoming limited liability company and wholly-owned subsidiary of Pubco, have entered into a Business Combination Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Business Combination Agreement;

WHEREAS, as of the date hereof, each SPAC Insider is, the sole beneficial and legal owner (other than with respect to the Owned Securities (as defined below) of Sponsor, of which the individuals specified in the note to Schedule A may be deemed to have shared beneficial ownership) of (a) the number of Class B ordinary shares, par value $0.0001 per share, of the SPAC (“SPAC Class B Ordinary Shares”), and (b) the number of warrants to purchase Class A ordinary shares, par value $0.0001 per share, of the SPAC (“SPAC Class A Ordinary Shares”), issued in a private placement concurrently with the closing of Meshflow’s initial public offering (the “Private Placement Warrants”), in each case, set forth opposite such SPAC Insider’s name on Schedule A hereto (all such securities set forth in clauses (a) and (b), being collectively referred to herein as the “Owned Securities” of such SPAC Insider; and the Owned Securities and any other ordinary shares of Meshflow (or any securities convertible into or exercisable or exchangeable for ordinary shares of Meshflow) acquired by such SPAC Insider after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Securities” of such SPAC Insider); and

WHEREAS, as an inducement to the willingness of Meshflow and HGP to enter into the Business Combination Agreement and to consummate the transactions contemplated thereby, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

Article 1
COVENANTS AND AGREEMENTS

Section 1.1 Restrictions on Transfer.

(a) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.2, each of the SPAC Insiders (and any other Person to which any Subject Security is Transferred (as defined below)) agrees that it shall not, directly or indirectly, (1) ( sell, offer to sell, contract or agree to sell, hypothecate, pledge, encumber, assign, convert, grant any option to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, by operation of law or otherwise, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Securities, (ii) enter into any swap, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences and/or voting rights of ownership of any Subject Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i) to (iii), collectively, “Transfer”), in each case, with respect to any Subject Securities legally or beneficially owned by it, other than (A) in accordance with Section 1.2, (B) as required by the Business Combination Agreement or any other Ancillary Documents or in furtherance of the transactions contemplated thereby or (C) upon the consent of Meshflow and HGP; (2) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Securities) with respect to any Subject Securities, in each case, other than as set forth in this Agreement or the Business Combination Agreement; (3) take any action that would reasonably be expected to make any representation or warranty of such SPAC Insider herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such SPAC Insider from performing its obligations hereunder; or (4) commit or agree to take any of the foregoing actions.

(b) The Parties acknowledge and agree that (i) notwithstanding anything to the contrary herein, all Subject Securities beneficially owned by the SPAC Insiders (or any Person to which any Subject Security is Transferred) will remain subject to any applicable restrictions on Transfer under applicable securities laws and the rules and regulations promulgated thereunder, and (ii) any purported Transfer of any Subject Security in violation of this Agreement will be null and void ab initio.

Section 1.2 Exceptions to Restrictions on Transfer. Notwithstanding anything to the contrary in Section 1.1(a), any holder of a Subject Security will be permitted to Transfer all or any part of such holder’s Subject Securities:

(a) to any of Meshflow’s officers, directors, advisors or consultants, any affiliate or family member of any of Meshflow’s officers, directors, advisors or consultants, any members of the Sponsor or their affiliates, and funds and accounts advised by such members, any affiliates of the Sponsor, or any employees of such affiliates;

(b) as a bona fide gift or gifts, including to any charitable organization, or in the case where such holder is an individual, to such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization;

(c) in the case where such holder is an individual, (i) by will or other testamentary document or device or (ii) by operation of applicable Law, including applicable Laws of intestacy or descent or pursuant to a qualified domestic relations order, divorce settlement, divorce decree, separation agreement or related court order;

(d) for bona fide estate planning purposes;

(e) by virtue of the laws of the Cayman Islands, the State of Delaware or the Sponsor’s limited liability company agreement, in each case, upon dissolution of the Sponsor;

(f) if such holder is a Person other than an individual, to any Person of which all the outstanding equity interests are legally and beneficially owned by such holder, or, if such holder is an individual, then to one or more members of the immediate family or former spouse of such holder;

(g) if such holder is a Person other than an individual, then (i) to any shareholder, partner or member of such holder in redemption of such shareholder’s, partner’s or member’s interest in such holder or (ii) upon such holder’s bona fide liquidation or dissolution, to the shareholders, partners or members of such holder in accordance with its Organizational Documents; or

(h) to a nominee or custodian of any Person to which a Transfer would be permissible under any of the preceding clauses (a) through (g); provided, however, that in the case of any of the foregoing clauses (a) through (h), these permitted Transferees must sign a counterpart to this Agreement becoming bound by all the terms and conditions set forth herein.

Section 1.3 Support Agreement.

(a) Subject to the earlier termination of this Agreement in accordance with Section 3.2, each of the SPAC Insiders, solely in its, his or her capacity as a shareholder of Meshflow, hereby irrevocably and unconditionally agrees in respect of all of the Subject Securities, that, at any meeting of the shareholders of Meshflow (whether annual or extraordinary meeting, however called and including any adjournment or postponement thereof), and in connection with any written consent of shareholders of Meshflow, each SPAC Insider will:

(i) when such meeting is held, appear at such meeting or otherwise cause the Subject Securities to be counted as present thereat for purposes of establishing a quorum;

(ii) vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Subject Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent is executed by the SPAC Insider) in favor of each of the Transaction Proposals; and

(iii) vote (or validly execute and return an action by written consent, if applicable), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to, if applicable), all of such SPAC Insider’s voting Subject Securities owned as of the record date for such meeting (or, as applicable, the date that any written consent) against (A) any Alternative Transaction with respect to Meshflow, (B) any other proposal, action or agreement that would reasonably be expected to (1) materially impede, frustrate, hinder, interfere with, delay, postpone, prevent, nullify or adversely affect any of the Transaction Proposals or the timely consummation of any of the transactions contemplated by the Business Combination Agreement, (2) to the knowledge of such SPAC Insider, result in a breach of any covenant, representation or warranty or other obligation or agreement of Meshflow under the Business Combination Agreement or any Ancillary Document to which Meshflow is a party (3) result in a breach of any covenant, representation or warranty or other obligation or agreement of the SPAC Insiders contained in any Ancillary Document to which such SPAC Insider is a party (including this Agreement), (4) result in any of the conditions to the Closing set forth in the Business Combination Agreement not being fulfilled, (5) change in any manner the dividend policy or capitalization of, including the voting rights of any class of share capital or capital stock of, Meshflow; and (C) any material change in the business of Meshflow or any change in the management or board of directors of Meshflow (other than, in each case, pursuant to the Business Combination Agreement or the other Ancillary Documents and the transactions contemplated thereby).

The obligations of the SPAC Insiders specified in this Section 1.3(a) shall apply whether or not any of the Transaction Proposals is recommended by Meshflow’s board of directors (the “Meshflow Board”) and whether or not the Meshflow Board has previously recommended any of the Transaction Proposals but changed such recommendation.

(b) From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.2, each of the SPAC Insiders will comply with and fully perform all of its covenants and agreements set forth in the Insider Letter Agreement, and the SPAC Insiders shall not amend, restate, supplement or otherwise modify, or cause Meshflow to amend, restate, supplement or otherwise modify or waive, any provision of the Insider Letter Agreement without the prior written consent of HGP other than as expressly provided herein.

(c) Subject to the earlier termination of this Agreement in accordance with Section 3.2, each of the SPAC Insiders hereby irrevocably and unconditionally agrees not to redeem or elect to redeem any SPAC Class A Ordinary Shares or other Subject Securities held by it, him or her in the Redemption or otherwise (other than as expressly required under the Business Combination Agreement).

(d) Solely to the extent that a SPAC Insider fails to take any of the actions set forth in Section 1.3(a), such SPAC Insider hereby unconditionally and irrevocably grants to, and appoints, HGP and any individual designated in writing by HGP, and each of them individually, as such SPAC Insider’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such SPAC Insider, to vote the Subject Securities, or grant a written consent or approval in respect of the Subject Securities, in a manner consistent with Section 1.3(a). Each SPAC Insider understands and acknowledges HGP is entering into the Business Combination Agreement in reliance upon such SPAC Insider’s execution and delivery of this Agreement. Each SPAC Insider hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 1.3(d) are given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Each SPAC Insider hereby ratifies and confirms that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS AND THE STATE OF DELAWARE.

Section 1.4 No Inconsistent Agreement. Each of the SPAC Insiders hereby represents and covenants that such SPAC Insider has not entered into, and, subject to the earlier termination of this Agreement in accordance with Section 3.2, will not enter into, any agreement that would restrict, limit or interfere with the performance of such SPAC Insider’s obligations hereunder.

Section 1.5 Binding Effect of Business Combination Agreement. Each of the SPAC Insiders hereby acknowledges that he, she or it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each of the SPAC Insiders shall be bound by and comply with Sections 6.07 (No Solicitation), 6.16 (Public Announcements) and 6.17 (Confidential Information) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such SPAC Insider was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.6 Notwithstanding anything in this Agreement to the contrary, (x) none of the SPAC Insiders shall be responsible for the actions of Meshflow or the Meshflow Board (or any committee thereof), any Subsidiary of Meshflow, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Meshflow Related Parties”), (y) none of the SPAC Insiders make any representations or warranties with respect to the actions of any of the Meshflow Related Parties and (z) any breach by Meshflow of its obligations under Section 6.07 of the Business Combination Agreement shall not in itself be considered a breach of this Section 1.6 (it being understood that, for the avoidance of doubt, the SPAC Insiders shall remain responsible for their breach of this Section 1.6).

Section 1.7 Waivers.

(a) Each of the SPAC Insiders hereby irrevocably waives (for itself and for its successors and assigns), to the fullest extent permitted by applicable Law and the Organizational Documents of Meshflow, and agrees not to assert or perfect, any rights to adjustment, anti-dilution or other protection or right with respect to the SPAC Class B Ordinary Shares that would result in the SPAC Class B Ordinary Shares converting into any other SPAC Class A Ordinary Share in connection with the Transactions (including the Domestication and the Mergers) at a ratio greater than one-for-one (including the provisions of Article 17 of Meshflow’s Amended and Restated Memorandum and Articles of Association, effective December 9, 2025). The waiver specified in this Section 1.7(a) will be applicable only in connection with the transactions contemplated by the Business Combination Agreement (or any issuance of equity interests of Meshflow issued in connection with the transactions contemplated by the Business Combination Agreement) and will be void and of no force and effect if the Business Combination Agreement is validly terminated for any reason prior to the Closing.

(b) Each of the SPAC Insiders hereby irrevocably waives (for itself, himself or herself and for its, his or her successors and assigns), to the fullest extent permitted by applicable Law and the Organizational Documents of Meshflow, and agrees not to assert, perfect or exercise, any appraisal rights, dissenters’ rights or rights of objection to, or rights to obtain payment of the fair value of any Subject Securities in connection with, the Transactions (including the Domestication and the Mergers), whether arising under Section 238 of the Cayman Companies Act, Section 262 of the DGCL, the WLLCA or any other applicable Law.

Section 1.8 Closing Date Deliverables. On or prior to the Closing Date, Sponsor shall deliver to HGP a duly executed counterpart of each Ancillary Document to which it is a party.

Section 1.9 No Challenges. From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.2, each of the SPAC Insiders agrees not to commence, join in, facilitate, assist or encourage, and agrees to use its, his or her reasonable best efforts to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Meshflow, Pubco, either Merger Sub, HGP or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry this Agreement, the Business Combination Agreement or the Transactions. Notwithstanding the foregoing, nothing in this Section 1.8 shall be deemed to prohibit any SPAC Insider from enforcing its, his or her rights under this Agreement, the Business Combination Agreement or any other Ancillary Document.

Section 1.10 Further Assurances. Each SPAC Insider shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or as reasonably requested by Meshflow or HGP to effect the actions set forth herein and to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement and the Ancillary Documents.

Section 1.11 Consent to Disclosure. Each SPAC Insider hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any documents or communications provided by Meshflow, Pubco or HGP to any Governmental Authority or to the SPAC Shareholders) of such SPAC Insider’s identity and beneficial ownership of the Subject Securities and the nature of such SPAC Insider’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Meshflow, Pubco and HGP, a copy of this Agreement. Each SPAC Insider will promptly provide any information reasonably requested by Meshflow, Pubco or HGP that is reasonably necessary for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Article 2
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the SPAC Insiders. Each of the SPAC Insiders represents and warrants to Meshflow and HGP as follows:

(a) Organization; Due Authorization. Such SPAC Insider, if an entity, is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such SPAC Insider’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions on the part of the SPAC Insider. This Agreement has been duly executed and delivered by the SPAC Insider and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of the SPAC Insider, enforceable against such SPAC Insider in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Ownership. Except as provided in this Agreement, such SPAC Insider is the sole holder of record and beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, and has good title to, the Owned Securities on Schedule A hereto. Except as provided in this Agreement, none of the SPAC Insiders owns of record or beneficially (or have any right, option or warrant to acquire) any equity interests of Meshflow (or any indebtedness convertible into or exercisable or exchangeable for any equity interests of Meshflow), other than the Owned Securities. Except as provided in this Agreement, the Organizational Documents of Meshflow, the Business Combination Agreement, the Insider Letter Agreement or applicable securities Laws, each SPAC Insider has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein with respect to the Subject Securities. None of the SPAC Insiders has entered into any voting agreement or voting trust with respect to any of the Subject Securities that is inconsistent with such SPAC Insider’s obligations pursuant to this Agreement, has not granted a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with such SPAC Insider’s obligations pursuant to this Agreement, and has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c) No Conflicts. The execution and delivery of this Agreement by the SPAC Insiders does not, and the performance by the SPAC Insiders of their obligations hereunder will not, (i) with respect to a SPAC Insider that is an entity, conflict with or result in a violation of the organizational documents of such SPAC Insider, (ii) require any consent, waiver or approval of any Person, in each case the absence of which would reasonably be expected to prevent or materially delay or materially impair the performance by such SPAC Insider of its obligations under this Agreement, or (iii) constitute or result in the creation of any Lien on the Subject Securities, except for any Lien under applicable securities Laws, this Agreement, the Business Combination Agreement, the Organizational Documents of Meshflow, the Insider Letter Agreement or the Registration Rights Agreement, dated December 9, 2025, by and among Meshflow, the Sponsor and the other parties thereto.

(d) Litigation. There is no Legal Proceeding pending against such SPAC Insider or, to the knowledge of such SPAC Insider, threatened against the SPAC Insider, and such SPAC Insider is not a party to or subject to the provisions of any government order, in each case, that challenges all or any part of this Agreement or any of the transactions contemplated hereby, or that seeks to, or would reasonably be expected to, prevent, enjoin or materially delay the performance by such SPAC Insider of its, his or her obligations under this Agreement.

(e) Brokerage Fees. Except as disclosed in Section 5.17 of the SPAC Disclosure Letter, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Business Combination Agreement, this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby, in each case, based upon any agreement or arrangement made by, or, to the knowledge of such SPAC Insider, on behalf of, such SPAC Insider for which Meshflow, HGP or Pubco would have any obligation.

(f) Affiliate Arrangements. Except for any Contract listed in a form, report, schedule, statement or other document publicly filed or furnished by Meshflow with the SEC, neither the SPAC Insiders nor, to such SPAC Insider’s knowledge, if such SPAC Insider is an entity, any of its affiliates (i) is party to, or has any rights with respect to or arising from, any material Contract with Meshflow or any of its Subsidiaries, (ii) is (or will be) entitled to receive from Meshflow, HGP or any of their respective Subsidiaries any finder’s fee, reimbursement, consulting fee, monies or consideration in the form of equity in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of Meshflow’s “initial business combination” (regardless of the type or form of such transaction, but including, for the avoidance of doubt, the Transactions), (iii) owns any interest in any material asset or property used in the business of Meshflow or (iv) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person that is a material client, supplier, vendor, partner, customer or lessor, or other material business relation, of Meshflow.

(g) Acknowledgment. Each SPAC Insider has read this Agreement and has had the opportunity to consult with its tax, legal and other advisors regarding this Agreement and the transactions contemplated hereby. Each SPAC Insider understands and acknowledges that each of HGP and Pubco is entering into the Business Combination Agreement in reliance upon such SPAC Insider’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such SPAC Insider contained herein.

(h) Adequate Information. Such SPAC Insider has adequate information concerning the business and financial condition of Meshflow, Pubco and HGP to make an informed decision regarding this Agreement and the transactions contemplated hereby and has independently, and without reliance upon Meshflow, Pubco or HGP, and based on such information as such SPAC Insider has deemed appropriate, made its, his or her own analysis and decision to enter into this Agreement. Each SPAC Insider acknowledges that none of Meshflow, Pubco or HGP has made or makes any representation or warranty to such SPAC Insider, whether express or implied, of any kind or character, except as expressly set forth in this Agreement. Such SPAC Insider acknowledges that the agreements contained herein with respect to the Subject Securities held by such Supporting Member are irrevocable and result in the waiver of any right of the undersigned to demand appraisal or redemption in connection with the Transactions under applicable Law.

Article 3
MISCELLANEOUS

Section 3.1 Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Business Combination Agreement” has the meaning set forth in the recitals hereto.

“HGP” has the meaning set forth in the preamble hereto.

“immediate family” has the meaning ascribed to such term in Rule 16a-1 promulgated under the Exchange Act.

“Insider Letter Agreement” means the agreement entered into among the Meshflow, its executive officers, its directors and the Sponsor, dated as of December 9, 2025, entered into in connection with Meshflow’s initial public offering.

“Owned Securities” has the meaning set forth in the recitals hereto.

“Parties” and “Party” have the meaning set forth in the preamble hereto.

“Private Placement Warrants” has the meaning set forth in the recitals hereto.

“Pubco” has the meaning set forth in the preamble hereto.

“SPAC Class A Ordinary Shares” has the meaning set forth in the recitals hereto.

“SPAC Class B Ordinary Shares” has the meaning set forth in the recitals hereto.

“SPAC Insiders” has the meaning set forth in the preamble hereto.

“Sponsor” has the meaning set forth in the preamble hereto.

“Subject Securities” has the meaning set forth in the recitals hereto.

“Transfer” has the meaning set forth in Section 1.1 hereto.

Section 3.2 Termination. This Agreement and all of its provisions shall automatically terminate, without any notice or other action by any Party, and be of no further force or effect upon the earlier of (a) the Closing, (b) the termination of the Business Combination Agreement in accordance with its terms, and (c) as mutually agreed in writing by the Parties in accordance with Section 3.4. Upon any valid termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate, without any liability or other obligation on the part of any Party to any Person in respect of this Agreement or the transactions contemplated hereby, and no Person shall have any claim or right against any Party, whether in contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement in accordance with clauses (b) or (c) of this Section 3.2 shall not relieve any Party from any liability arising in respect of any breach of this Agreement prior to such termination or any fraud. This Article III shall survive the termination of this Agreement.

Section 3.3 Assignment. No Party may assign or delegate all or any part of this Agreement or any of the rights, benefits, obligations or liabilities hereunder (including by operation of Law) without the prior written consent of the other Parties. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, successors and permitted assigns.

Section 3.4 Amendment. Subject to Section 3.2, this Agreement may not be amended, restated, supplemented or otherwise modified, except upon the execution and delivery of a written agreement by the Parties.

Section 3.5 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies otherwise available to the Parties. No waiver of any right, power or privilege hereunder shall be valid unless it is set forth in a written instrument executed and delivered by the Party to be charged with such waiver.

Section 3.6 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their respective heirs, successors and permitted assigns, any right or remedy under or by reason of this Agreement.

Section 3.7 Miscellaneous. Sections 9.02 (Notices) (provided that notices to any SPAC Insider shall be to SPAC’s address as set forth in Section 9.02 of the Business Combination Agreement), 9.05 (Governing Law), 9.06 (Jurisdiction), 9.07 (Waiver of Jury Trial), 9.09 (Severability), 9.11 (Entire Agreement), 9.12 (Interpretation), 9.13 (Counterparts) and 9.15 (Waiver of Claims Against Trust) of the Business Combination Agreement are each hereby incorporated into this Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis.

Section 3.8 Capacity as a Shareholder. Notwithstanding anything in this Agreement to the contrary, (a) each SPAC Insider makes no agreement or understanding herein in any capacity other than solely in its capacity as a record holder and beneficial owner of the Owned Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any SPAC Insider in his, her or its capacity as a member of the board of directors (or other similar governing body) of Meshflow or any of its Affiliates or any other Person or as an officer, employee, agent, designee, representative or fiduciary of Meshflow or any of its Affiliates or any other Person, in each case, acting in such person’s capacity as a director (or member of such other similar governing body), officer, employee, agent, designee, representative or fiduciary of Meshflow or such Affiliate or such other Person.

Section 3.9 Release.

(a) Each of the SPAC Insiders, on its, his or her own behalf and on behalf of each of its, his or her Affiliates (other than Meshflow or any of its Subsidiaries) and each of its, his, her and their successors, assigns, heirs and executors (each, a “Sponsor Releasor”), effective as of the Closing, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Pubco, HGP, Meshflow, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case, in their capacity as such) (each, a “Sponsor Releasee”) from (x) any and all obligations or duties that Pubco, HGP, Meshflow or any of their respective Subsidiaries has prior to or as of the Closing to such Sponsor Releasor and (y) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Closing against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Closing.

(b) Notwithstanding the foregoing, nothing in this Section 3.9 shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any Person (i) arising under this Agreement, the Business Combination Agreement, any other Ancillary Document or the Organizational Documents of Meshflow or Pubco, including the right to receive shares of Pubco Common Stock at the Effective Time and any amounts owed pursuant to the terms set forth therein, (ii) for indemnification, exculpation, advancement or contribution, in any Sponsor Releasor’s capacity as an officer or director of Meshflow, (iii) arising under any then-existing insurance policy of Meshflow, including the SPAC D&O Tail Insurance, (iv) pursuant to any Contract or policy of Meshflow, to reimbursement for reasonable and documented out-of-pocket business expenses incurred prior to the Closing, provided that such expenses shall be paid at the Closing and shall constitute SPAC Transaction Costs, (v) in respect of any working capital loan or other extension of credit made by the Sponsor to Meshflow prior to the Closing, in each case solely to the extent such loan or extension of credit was made in compliance with the IPO Prospectus and the other documents entered into in connection with Meshflow’s initial public offering and, if made on or after the date of the Business Combination Agreement, was permitted by Section 6.01(h)(iv) of the Business Combination Agreement, and is repaid or converted in accordance with its terms at the Closing, or (vi) for any claim for Fraud.

(c) Each Sponsor Releasor acknowledges that it, he or she has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” Each Sponsor Releasor hereby expressly, knowingly and voluntarily waives and relinquishes any and all rights and benefits that it, he or she may have under, and any and all provisions, rights and benefits conferred by, California Civil Code Section 1542 and any Law of any other jurisdiction, or principle of common law, that is similar, comparable or equivalent in effect to California Civil Code Section 1542, in each case with respect to the matters released pursuant to this Section 3.9. Each Sponsor Releasor acknowledges that it, he or she may hereafter discover facts in addition to, or different from, those that it, he or she now knows or believes to be true with respect to the matters released herein, and nevertheless intends the release set forth in this Section 3.9 to be, and to remain, a full and complete release notwithstanding the discovery or existence of any such additional or different facts.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

MESHFLOW:

Meshflow Acquisition Corp.

By:	/s/ Bartosz Lipiński
Name:	Bartosz Lipiński
Title:	Chief Executive Officer, Chief Financial Officer and Chairman

[Signature Page of Sponsor Support Agreement]

HGP:

HGP Intelligent Energy, LLC

By:	/s/ Gregory Forero
Name:	Gregory Forero
Title:	Chief Executive Officer

Pubco:

Leyte Parent, Inc.

By:	/s/ Bartosz Lipiński
Name:	Bartosz Lipiński
Title:	Chief Executive Officer and President

[Signature Page of Sponsor Support Agreement]

Sponsor:

Meshflow Acquisition Sponsor LLC

By:	/s/ Bartosz Lipiński
Name:	Bartosz Lipiński
Title:	Managing Member

SPAC Insiders:

/s/ Alex Dymala-Dolesky
Alex Dymala-Dolesky

/s/ Patrick Daugherty
Patrick Daugherty

/s/ Renata Szkoda
Renata Szkoda

/s/ Ryan Shea
Ryan Shea

/s/ Tal Broda
Tal Broda

/s/ David Gomberg
David Gomberg

[Signature Page of Sponsor Support Agreement]

SCHEDULE A

SPAC INSIDERS

SPAC Insider	SPAC Class B Ordinary Shares	Private Placement Warrants
Meshflow Acquisition Sponsor LLC*	8,080,000	3,333,333
Bartosz Lipinski*	8,080,000	3,333,333
Alex Dymala-Dolesky	300,000	—
Patrick Daugherty	30,000	—
Renata Szkoda	30,000	—
Ryan Shea	30,000	—
Tal Broda	30,000	—
David Gomberg	125,000	—

*	Bartosz Lipinski is the managing member of Meshflow Acquisition Sponsor LLC and has voting and investment discretion with respect to the securities held of record by Meshflow Acquisition Sponsor LLC.

[Schedule A to Sponsor Support Agreement]